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                                                                    EXHIBIT 99.1


(SMARTIRE LETTERHEAD)      SMARTIRE SYSTEMS INC.
                           Suite 150, 13151 Vanier Place
                           Richmond, British Columbia
                           Canada, V6V 2J1

                           T: 604.276.9884
                           F: 604.276.2350
                           www.smartire.com
                           NASDAQ: SMTR

NEWS RELEASE - JULY 31, 2002
Email: info@smartire.com
Contact: Susan Mader
1.800.982.2001/604.276.9884


                      SMARTIRE COMPLETES PRIVATE PLACEMENTS


RICHMOND, BRITISH COLUMBIA, CANADA - July 31, 2002 - SmarTire Systems Inc. (Nasdaq: SMTR), announces that it has completed a Warrant Offering and a Private Placement of common shares, providing the Company with gross proceeds of $849,000 (US). Both offerings involved unregistered securities. SmarTire offered a short-term re-pricing of 60,000 of the Company's outstanding warrants, resulting in the issuance of an additional 30,000 warrants. SmarTire also issued 750,000 shares through a Private Placement offering.

The Private Placement shares and the Warrants were issued pursuant to Regulation S and contained a legend that they were not to be sold except in compliance with applicable securities laws.

Incorporated in 1987, SmarTire is a public company with offices in Canada and the United Kingdom. Additional information can be found at www.smartire.com.



"JEFF FINKELSTEIN"


Jeff Finkelstein
Controller


This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the anticipated demand for tire monitoring technology, sales of SmarTire's products and technology to original equipment manufacturers, the size of the market, the impact and scope of the new United States legislation, and the technical uncertainty of future products. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to product SmarTire products and technology, and, the Company's ability to source product components in timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.